Exhibit 99.1

READY CAPITAL CORPORATION REPORTS SECOND QUARTER 2025 RESULTS
- GAAP LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS OF $(0.31) -
- DISTRIBUTABLE LOSS PER COMMON SHARE OF $(0.14) -
- DISTRIBUTABLE LOSS PER COMMON SHARE BEFORE REALIZED LOSSES OF $(0.10) -
New York, New York, August 8, 2025 / Globe Newswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC), a multi-strategy real estate finance company that originates, acquires, finances, and services lower-to-middle-market (“LMM”) investor and owner-occupied commercial real estate loans, today reported financial results for the quarter ended June 30, 2025.
“As we begin to emerge from this CRE cycle, several items were completed since the first quarter which we believe will restore us to profitability”, said Thomas Capasse, Ready Capital’s Chairman and Chief Executive Officer. “Our continued, targeted and decisive liquidation strategy on underperforming assets is designed to provide liquidity to support future reinvestment in our Core multi-family bridge portfolio.”
Second Quarter Highlights
•LMM commercial real estate originations of $173 million
•Small Business Lending (“SBL”) loan originations of $359 million, including $216 million of Small Business Administration 7(a) loans and $96 million of USDA loans
•Completed the sale of the Residential Mortgage Banking segment
•Book value of $10.44 per share of common stock as of June 30, 2025
•Acquired approximately 8.5 million shares of the Company’s common stock at an average price of $4.41 per share as part of stock repurchase program
•Issued an additional $50 million in aggregate principal amount of its 9.375% Senior Secured Notes due 2028
Subsequent Events
On July 21, 2025, the Company secured ownership of the Portland OR, mixed-use asset via a consensual deed-in-lieu arrangement in which the Company assumed control. All components of the property will continue to operate business as usual.

On August 6, 2025, the Company completed the sale of 21 loans with a carrying value of $494 million for net proceeds of $85 million.

Use of Non-GAAP Financial Information
In addition to the results presented in accordance with U.S. GAAP, this press release includes distributable earnings, formerly referred to as core earnings, which is a non-U.S. GAAP financial measure. The Company defines distributable earnings as net income adjusted for unrealized gains and losses related to certain mortgage backed securities (“MBS”) not retained by us as part of our loan origination business, realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights (“MSR”) from discontinued operations, unrealized changes in our current expected credit loss reserve, unrealized gains or losses on de-designated cash flow hedges, unrealized gains or losses on foreign exchange hedges, unrealized gains or losses on certain unconsolidated joint ventures, non-cash compensation expense related to our stock-based incentive plan, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses.
The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because distributable earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of distributable earnings may not be comparable to other similarly-titled measures of other companies.
In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating distributable earnings, the Company does not adjust Net

Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company’s historical loan originations. In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size.
In addition, in calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value from discontinued operations. Servicing rights relating to the Company’s small business commercial business are accounted for under ASC 860, Transfer and Servicing. In calculating distributable earnings, the Company does not exclude realized gains or losses on commercial MSRs, as servicing income is a fundamental part of Ready Capital’s business and is an indicator of the ongoing performance.
To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year’s taxable income. These differences may result in certain items that are recognized in the current period’s calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.
The table below reconciles Net Income computed in accordance with U.S. GAAP to Distributable Earnings.

(in thousands)	Three Months Ended June 30, 2025
Net Loss	$(53,677)
Reconciling items:
Unrealized loss on joint ventures	1,019
Increase in CECL reserve	487
Increase in valuation allowance	39,746
Non-recurring REO impairment	4,418
Non-cash compensation	1,634
Unrealized gain on preferred equity, at fair value	(4,227)
Merger transaction costs and other non-recurring expenses	12,115
Loss on bargain purchase	14,381
Realized losses on sale of investments	8,896
Total reconciling items	$78,469
Income tax adjustments	(37,496)
Distributable earnings before realized losses	$(12,704)
Realized losses on sale of investments, net of tax	(7,088)
Distributable loss	$(19,792)
Less: Distributable earnings attributable to non-controlling interests	1,990
Less: Income attributable to participating shares	2,214
Distributable loss attributable to common stockholders	$(23,996)
Distributable earnings before realized losses on investments, net of tax per common share - basic and diluted	$(0.10)
Distributable loss per common share - basic and diluted	$(0.14)
U.S. GAAP return on equity is based on U.S. GAAP net income, while distributable return on equity is based on distributable earnings, which adjusts U.S. GAAP net income for the items Din the distributable earnings reconciliation above.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Friday, August 8, 2025 at 8:30am ET to provide a general business update and discuss the financial results for the quarter ended June 30, 2025. During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.
The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in. The webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0792
International: 1-201-689-8263
Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Replay Pin #: 13753253
The playback can be accessed through August 22, 2025.

Safe Harbor Statement
This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Ready Capital Corporation
Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services lower-to-middle-market investor and owner occupied commercial real estate loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor, construction, and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program and government guaranteed loans focused on the United States Department of Agriculture. Headquartered in New York, New York, the Company employs approximately 500 professionals nationwide.

Contact
Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com
Additional information can be found on the Company’s website at www.readycapital.com.

READY CAPITAL CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$162,935	$143,803
Restricted cash	56,769	30,560
Loans, net (including $1,263 and $3,533 held at fair value)	5,066,694	3,378,149
Loans, held for sale (including $134,541 and $128,531 held at fair value and net of valuation allowance of $212,693 and $97,620)	632,784	241,626
Mortgage-backed securities	32,310	31,006
Investment in unconsolidated joint ventures (including $6,163 and $6,577 held at fair value)	169,369	161,561
Derivative instruments	5,754	7,963
Servicing rights	124,283	128,440
Real estate owned, held for sale	199,790	193,437
Other assets	462,711	362,486
Assets of consolidated VIEs	2,395,398	5,175,295
Assets held for sale	—	287,595
Total Assets	$9,308,797	$10,141,921
Liabilities
Secured borrowings	3,506,670	2,035,176
Securitized debt obligations of consolidated VIEs, net	1,513,297	3,580,513
Senior secured notes, net	720,893	437,847
Corporate debt, net	666,136	895,265
Guaranteed loan financing	629,380	691,118
Contingent consideration	17,189	573
Derivative instruments	1,986	352
Dividends payable	22,917	43,168
Loan participations sold	101,863	95,578
Due to third parties	9,791	1,442
Accounts payable and other accrued liabilities	184,652	188,051
Liabilities held for sale	—	228,735
Total Liabilities	$7,374,774	$8,197,818
Preferred stock Series C, liquidation preference $25.00 per share	8,361	8,361

Commitments & contingencies

Stockholders’ Equity
Preferred stock Series E, liquidation preference $25.00 per share	111,378	111,378
Common stock, $0.0001 par value, 500,000,000 shares authorized, 164,326,387 and 162,792,372 shares issued and outstanding, respectively	17	17
Additional paid-in capital	2,267,540	2,250,291
Retained earnings (deficit)	(528,524)	(505,089)
Accumulated other comprehensive loss	(23,293)	(18,552)
Total Ready Capital Corporation equity	1,827,118	1,838,045
Non-controlling interests	98,544	97,697
Total Stockholders’ Equity	$1,925,662	$1,935,742
Total Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity	$9,308,797	$10,141,921

READY CAPITAL CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2025	2024	2025	2024
Interest income	$152,735	$234,119	$307,702	$466,473
Interest expense	(135,837)	(183,167)	(276,303)	(366,972)
Net interest income before (provision for) recovery of loan losses	$16,898	$50,952	$31,399	$99,501
(Provision for) recovery of loan losses	(8,640)	18,871	100,928	45,415
Net interest income after (provision for) recovery of loan losses	$8,258	$69,823	$132,327	$144,916
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	18,214	7,250	28,883	26,118
Net unrealized gain (loss) on financial instruments	(1,614)	(1,357)	(3,364)	3,275
Valuation allowance, loans held for sale	(39,746)	(80,987)	(139,464)	(227,167)
Servicing income, net of amortization and impairment of $12,874 and $18,168 for the three and six months ended June 30, 2025, and $4,678 and $8,375 for the three and six months ended June 30, 2024, respectively	(304)	3,271	6,152	7,029
Gain (loss) on bargain purchase	(14,381)	(18,306)	88,090	(18,306)
Income (loss) on unconsolidated joint ventures	(144)	1,139	(4,126)	1,607
Other income	11,304	6,597	22,894	22,423
Total non-interest income (expense)	$(26,671)	$(82,393)	$(935)	$(185,021)
Non-interest expense
Employee compensation and benefits	(23,159)	(17,799)	(44,413)	(36,213)
Allocated employee compensation and benefits from related party	(3,600)	(3,000)	(6,876)	(5,500)
Professional fees	(6,368)	(6,033)	(11,856)	(13,098)
Management fees – related party	(5,072)	(6,198)	(10,649)	(12,846)
Loan servicing expense	(11,038)	(11,012)	(26,882)	(23,806)
Transaction related expenses	(639)	(1,592)	(3,333)	(2,242)
Impairment on real estate	(4,268)	(9,130)	(6,614)	(26,102)
Other operating expenses	(16,133)	(12,672)	(32,256)	(25,887)
Total non-interest expense	$(70,277)	$(67,436)	$(142,879)	$(145,694)
Loss from continuing operations before benefit for income taxes	(88,690)	(80,006)	(11,487)	(185,799)
Income tax benefit	39,939	48,579	45,146	78,790
Net income (loss) from continuing operations	$(48,751)	$(31,427)	$33,659	$(107,009)
Discontinued operations
Income (loss) from discontinued operations before benefit for income taxes	(6,567)	(3,699)	(7,161)	(1,812)
Income tax benefit (provision)	1,641	925	1,790	453
Net income (loss) from discontinued operations	$(4,926)	$(2,774)	$(5,371)	$(1,359)
Net income (loss)	$(53,677)	$(34,201)	$28,288	$(108,368)
Less: Dividends on preferred stock	1,999	1,999	3,998	3,998
Less: Net income attributable to non-controlling interest	1,814	1,820	4,274	1,937
Net income (loss) attributable to Ready Capital Corporation	$(57,490)	$(38,020)	$20,016	$(114,303)

Earnings per common share from continuing operations - basic	$(0.31)	$(0.21)	$0.15	$(0.67)
Earnings per common share from discontinued operations - basic	$(0.03)	$(0.02)	$(0.03)	$(0.01)
Total earnings per common share - basic	$(0.34)	$(0.23)	$0.12	$(0.68)

Earnings per common share from continuing operations - diluted	$(0.31)	$(0.21)	$0.15	$(0.67)
Earnings per common share from discontinued operations - diluted	$(0.03)	$(0.02)	$(0.03)	$(0.01)
Total earnings per common share - diluted	$(0.34)	$(0.23)	$0.12	$(0.68)

Weighted-average shares outstanding
Basic	167,749,917	168,653,741	166,465,234	170,343,303
Diluted	170,673,088	169,863,975	169,320,001	171,513,556

Dividends declared per share of common stock	$0.125	$0.30	$0.25	$0.60

READY CAPITAL CORPORATION
UNAUDITED SEGMENT REPORTING

	Three Months Ended June 30, 2025
(in thousands)	LMM Commercial Real Estate	Small Business Lending	Corporate-Other	Consolidated
Interest income	$122,268	$30,467	$—	$152,735
Interest expense	(116,088)	(19,749)	—	(135,837)
Net interest income before provision for loan losses	$6,180	$10,718	$—	$16,898
Provision for loan losses	(5,146)	(3,494)	—	(8,640)
Net interest income after provision for loan losses	$1,034	$7,224	$—	$8,258
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	2,766	15,448	—	18,214
Net unrealized gain (loss) on financial instruments	(4,128)	3,380	(866)	(1,614)
Valuation allowance, loans held for sale	(39,746)	—	—	(39,746)
Servicing income, net	1,931	(2,235)	—	(304)
Loss on bargain purchase	—	—	(14,381)	(14,381)
Income on unconsolidated joint ventures	(155)	11	—	(144)
Other income	2,775	7,522	1,007	11,304
Total non-interest income (loss)	$(36,557)	$24,126	$(14,240)	$(26,671)
Non-interest expense
Employee compensation and benefits	(6,479)	(14,435)	(2,245)	(23,159)
Allocated employee compensation and benefits from related party	(360)	—	(3,240)	(3,600)
Professional fees	(929)	(3,291)	(2,148)	(6,368)
Management fees – related party	—	—	(5,072)	(5,072)
Loan servicing expense	(11,013)	(25)	—	(11,038)
Transaction related expenses	—	—	(639)	(639)
Impairment on real estate	(4,268)	—	—	(4,268)
Other operating expenses	(4,472)	(9,972)	(1,689)	(16,133)
Total non-interest expense	$(27,521)	$(27,723)	$(15,033)	$(70,277)
Income (loss) before provision for income taxes	$(63,044)	$3,627	$(29,273)	$(88,690)
Total assets	$7,377,104	$1,530,810	$400,883	$9,308,797

READY CAPITAL CORPORATION
UNAUDITED SEGMENT REPORTING

	Six Months Ended June 30, 2025
(in thousands)	LMM Commercial Real Estate	Small Business Lending	Corporate-Other	Consolidated
Interest income	$247,241	$60,461	$—	$307,702
Interest expense	(236,442)	(39,861)	—	(276,303)
Net interest income before recovery of (provision for) loan losses	$10,799	$20,600	$—	$31,399
Recovery of (provision for) loan losses	112,795	(11,867)	—	100,928
Net interest income after recovery of (provision for) loan losses	$123,594	$8,733	$—	$132,327
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	(11,834)	40,717	—	28,883
Net unrealized gain (loss) on financial instruments	(4,732)	2,234	(866)	(3,364)
Valuation allowance, loans held for sale	(139,464)	—	—	(139,464)
Servicing income, net	3,346	2,806	—	6,152
Gain on bargain purchase	—	—	88,090	88,090
Income (loss) on unconsolidated joint ventures	(4,160)	34	—	(4,126)
Other income	5,812	14,784	2,298	22,894
Total non-interest income (loss)	$(151,032)	$60,575	$89,522	$(935)
Non-interest expense
Employee compensation and benefits	(12,350)	(29,739)	(2,324)	(44,413)
Allocated employee compensation and benefits from related party	(688)	—	(6,188)	(6,876)
Professional fees	(1,747)	(6,196)	(3,913)	(11,856)
Management fees – related party	—	—	(10,649)	(10,649)
Loan servicing expense	(26,077)	(805)	—	(26,882)
Transaction related expenses	—	—	(3,333)	(3,333)
Impairment on real estate	(6,614)	—	—	(6,614)
Other operating expenses	(7,808)	(21,043)	(3,405)	(32,256)
Total non-interest expense	$(55,284)	$(57,783)	$(29,812)	$(142,879)
Income (loss) before provision for income taxes	$(82,722)	$11,525	$59,710	$(11,487)
Total assets	$7,377,104	$1,530,810	$400,883	$9,308,797